Exhibit 10.1
FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (the “Agreement”) is made this as of the 23rd day of May, 2008 (the “Forbearance Effective Date”), by and among SOVEREIGN BANK (the “Lender”), INDUSTRIAL ENTERPRISES OF AMERICA, INC. (the “Parent”), UNIFIDE INDUSTRIES, LIMITED LIABILITY COMPANY (“Unifide”), PITT PENN OIL CO., LLC, (“Pitt Penn”), EMC PACKAGING, INC. (“EMC”), TODAYS WAY MANUFACTURING LLC (“Today’s Way”), and PITT PENN HOLDING CO., LLC (“Pitt Holding”, together with Parent, Unifide, Pitt Penn, EMC and Todays Way, each a “Borrower” and collectively, the “Borrowers”).

BACKGROUND

A.           On or about October 11, 2007, the Borrowers and the Lender entered into that certain Credit Agreement (as amended from time to time through the date hereof, the “Credit Agreement”) whereby the Lender agreed to extend to the Borrower certain credit accommodations (the “Loan”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

B.           Concurrently with the execution of the Credit Agreement, the Borrowers executed and delivered to the Lender that certain Note in the original principal amount of $5,000,000 (the “Revolving Credit Note”)

C.           Concurrently with the execution of the Credit Agreement, the Borrowers and the Lender entered into that certain First Continued, Amended and Restated Security Agreement dated as of October 11, 2007 (the “Security Agreement”) pursuant to which, among other things, the Borrowers granted the Lender a first priority lien on, and security interest in, substantially all of the Borrowers’ assets whether real and personal, tangible and intangible and now existing or thereafter acquired (collectively, the “Collateral”).

D.           The documents, instruments, agreements, certificates and statements that memorialize and/or were executed in connection with the Loan, including, but not limited to, the Credit Agreement, the Revolving Credit Note, Security Agreement, as the same may have been or may be amended from time to time, are collectively referred to as the “Loan Documents”.

E.           The following Events of Default have occurred and are continuing under the Credit Agreement (collectively, the “Specified Events of Default”) including:  (i) John Mazzuto ceasing to serve in the position of Chairman of Parent’s Executive Committee, (ii) permitting Funded Debt to exist in the sum of $3,700,000 in violation of the Credit Agreement, (iii) the failure to provide enumerated items in the Post-Closing Letter; (iv) the failure to timely deliver financial statements, or filing Form 10-K and 10-Q for the Parent and its Subsidiaries as and when due; and (v) the occurrence and nonpayment of an Overadvance as of March 31, 2008 in the amount of $ 1,189,476.15.

F.           On or about February 8, 2008, the Lender notified the Borrowers of the occurrence of certain of the Specified Events of Default.

G.           As a result of the occurrence of certain of the Specified Events of Default, on or about March 26, 2008, the Lender terminated the Borrowers’ right to seek Revolving Credit Loans.

H.           The Borrowers have requested the Lender to forbear from further exercising its rights and remedies under the Loan Documents for a limited period of time to enable the Borrowers to prepare a business plan and to pursue alternatives to repay the Indebtedness under the Loan Documents in full.  Subject to the terms and conditions contained herein, the Lender has agreed to the Borrowers’ request,

NOW, THEREFORE, incorporating the Background section herein, and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby, the Lender and the Borrowers agree as follows:

1. Acknowledgments.  To induce the Lender to enter into this Agreement, the Borrowers, individually and together, joint and severally, each acknowledge, agree, warrant, and represent that:

a. Acknowledgment of Specified Events of Default; Termination Date; Waiver of Claims.  (1) the Specified Events of Default enumerated in the Background Section of this Agreement have occurred and are continuing, have not and cannot be cured, and are material in nature; (2) the Lender is presently entitled to exercise its rights and remedies under the Loan Documents and applicable law including but not limited to acceleration of the Obligations; (3) as of March 26, 2008, the Borrowers may not request, and the Lender is not obligated in any way to make any Revolving Credit Loans; (4) the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding as to, each such Borrower who is a party to such documents; (5) the Lender’s liens and security interests in and to the Collateral as set forth in the Background Section hereto are valid, legal, binding and properly recorded or filed; (6) to the extent that any of the Loan Documents require notification by the Lender to the Borrowers or any other party of the existence of any of the Specified Events of Default and an opportunity to cure such Specified Events of Default, such notice and period for cure were properly given by the Lender or are hereby waived by the Borrowers; and (7) the Borrowers have no defenses, set-offs or counterclaims against the Lender or, alternatively, to the extent that any defenses, set-offs or counterclaims exist, the Borrowers hereby waive any and all defenses, set-offs and counterclaims which they may have or claim to have as of the date of this Agreement,

b. Acknowledgment of Obligations.  As of April 16, 2008, the following amounts remain, outstanding under the Loan Documents (in addition to late fees, activation fees, unused line fees, and all other sums recoverable by the Lender thereunder), all without offset, counterclaims, or other defenses of any kind: (i) $4,975,852.00 in unpaid principal Revolving Credit Loans, (ii) $15,091.17 in accrued and unpaid interest under the Revolve Credit Loan Facility; and (iii) accrued and unpaid attorneys’ fees and costs (collectively, the “Obligations”).

c. Adequate Representation.  The Borrowers have each been represented by legal counsel of their choice, understand and are fully aware of the terms contained in this Agreement and have voluntarily, without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.

2. Forbearance by Lender.  Without waiving the Specified Events of Default or the Lender’s rights and remedies with respect thereto, and subject to the terms and conditions set forth herein, the Loan Documents, and the documents executed in connection with this Agreement, the Lender agrees to forbear in the exercise of its rights and remedies under the Loan Documents as a result of the Specified Events of Default until the earlier of (i) October 30, 2008 or (ii) the occurrence of an Event of Default under this Agreement (the “Forbearance Termination Date”).  On the Forbearance Termination Date, all the Obligations will be deemed immediately due and payable, in full, with no further notice or opportunity to cure.

3. Release by the Borrowers.  Each of the Borrowers, jointly and severally, on behalf of themselves and any person or entity claiming by or through any or all of them (collectively, the “Releasors”), hereby unconditionally remise, release and forever discharge the Lender, its past and present officers, directors, shareholders, agents, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively, the “Claims”), which any of Releasors ever had, now have, or may have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date hereof, including but not limited to, any and all Claims relating to or arising from the lending or any other relationship between any of the Releasees and any or all of the Borrowers.  Each of the Borrowers warrants and represents that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Claims being released hereby and that it hereby agrees to indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted.

4. Representations and Warranties.  To induce the Lender to enter into this Agreement, and as partial consideration for the terms and conditions contained herein, the Borrowers make the following representations and warranties to the Lender, each and all of which shall survive the execution and delivery of this Agreement:

a. Organization and Authority.  Each Borrower is duly organized, validly existing and in good standing under the laws of its state of organization.  Each such Borrower has taken all necessary organizational action to duly authorize the execution, delivery and implementation of this Agreement and all documents, agreements and instruments executed by such entity in connection herewith.

b. Other Consents.  No consent, waiver, approval or other authorization of or by any court, administrative agency or other governmental or quasi-governmental authority is required in connection with the execution and delivery of or compliance with this Agreement or any other document or instrument relating to this Agreement.

c. No Conflict.  The execution and delivery of this Agreement and all other documents and instruments executed in connection herewith will not conflict with, or result in a breach of (i) the terms, conditions or provisions of the Borrowers’ respective organizational documents; or (ii) any mortgage, lease, agreement, or other instrument, or any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority to which any Borrower is a party or by which any of the Borrowers’ respective properties are bound.

d. Valid and Binding Agreement.  This Agreement and each of the documents executed pursuant hereto are legal, valid, and binding obligations of the Borrowers, enforceable against each such party in accordance with their respective terms.

e. Compliance with Laws.  The Borrowers are in compliance in all material respects with all laws, regulations and requirements applicable to their business and have not received, and have no knowledge of, any order or notice of any governmental investigation or any violations or claims of violation of any law, regulation or any governmental requirement applicable to any of them.

f. No Untrue or Misleading Statements.  Neither this Agreement nor any other document executed in connection herewith contains any untrue statement of a material fact and/or omits any material fact necessary in order to make the statement, made, in light of the circumstances under which it was made, accurate.

g. Other Representations, Warranties, and Covenants/Schedules.  Except with respect to the Specified Events of Default, the Borrowers reaffirm all of their respective representations, warranties, and covenants to the Lender contained in the Loan Documents and the Borrowers warrant that all such representations, warranties, and covenants are true and correct as of the Forbearance Effective Date.

5. Forbearance Covenants.  The Borrowers, jointly and severally, covenant and agree from the Forbearance Effective Date, and until satisfaction of the Obligations, to do the following:

a. Execution of Other Documents.  At the Lender’s request, the Borrowers shall execute and deliver or cause to be delivered to the Lender and/or file with the appropriate offices, such documents, instruments, agreements, financing statements, amendments and/or other things deemed necessary by the Lender, in its sole discretion, to implement the substance and intent of this Agreement, the Loan Documents, and the other documents executed in connection herewith or therewith.

b. Existing Covenants.  The Borrowers shall continue to comply with all covenants contained in the Loan Documents (except with respect to those which, by their terms, specifically were satisfied as of certain dates prior to the date hereof).

c. Use of Cash or Other Proceeds.  Until the Forbearance Termination Date, no Borrower shall use any cash or other proceeds from the Borrowers’ businesses to pay any personal expenses of any employee, shareholder, officer or director of the Borrowers, or any personal expenses of any nature whatsoever of any affiliated entity or person.  The Borrowers shall use said cash or other proceeds only for actual and necessary operating expenses of the Borrowers (as described on the Budget (defined herein) and payments to the Lender.

d. Deposit and Disbursement Accounts/Auto-Debit.  The Borrowers shall maintain all of their deposit and disbursement accounts at the Lender.  The Lender is hereby authorized to charge any account of the Borrowers at the Lender for any payment due by the Borrower hereunder or under the Loan Documents.

e. Mortgage.  On the Forbearance Effective Date, Pitt Penn shall execute and deliver to the Lender a mortgage (the “Mortgage”) against the real property owned, by Pitt Penn located in Creighton PA (the “Property”) on terms and in form and substance satisfactory to the Lender which such Mortgage shall create a first priority mortgage lien against the Property.

f. Default Rate.  In addition to all other remedies available to the Lender, interest shall accrue on the Obligations at the Default Rate from and after March 26, 2008.  The Lender reserves, and the Borrowers’ acknowledge, the Lender’s right on the Forbearance Termination Date to collect the difference between the Default Rate as accrued and the interest on the Obligations actually paid hereunder,

g. Replacement Financing.  On or before one (1) business day after receipt by the Borrowers, the Borrowers shall provide the Lender with a copy of any financing or equity commitment, term sheet, or agreement regarding the refinancing of the Obligations, and copies, on an ongoing basis, of all non-privileged correspondence and other documentation relating to such refinancing efforts,

h. Access.  The Borrower shall provide the Lender and its consultants (if any) with reasonable access to all financial books, records and files (whether such information is stored on any computer or disk) to, among other things, verify cash receipts, collateral levels, and results of operations.  In particular, but without limitation, Borrower shall provide the Lender access to its facilities and all of its financial information every two weeks to allow the Lender to verify the information in the Borrowing Base Certificate and the amount of payments made to the Lender.  Reasonable fees and expenses incurred by the Lender in connection with the foregoing shall be paid or reimbursed by the Borrowers.

i. Cash Flow Budget.  Attached hereto, and incorporated by reference as Exhibit A, is a cash flow statement, prepared by the Borrowers which enumerates in detail on a weekly basis Pitt Penn and EMC’s (together, the “Operating Borrowers”) projected, collections and cash expenses of operations from the Forbearance Effective Date through the week ending August 1, 2008 (the “Budget”).

j. [reserved]

k. Reporting Requirements.  In addition to the reporting requirements set forth in the Loan Documents, on the first (1st) and fifteenth (15th) day of each month (each such day, a “Reporting Date”), the Operating Borrowers shall provide to the Lender:

(1) A comparison statement, as approved by the Borrowers’ chief financial officer, comparing actual results of operations to the Budget for all prior periods and projecting operations for an additional two (2) week period; provided that the Borrowers’ actual expenditures for any two (2) week period (calculated on a rolling basis) shall not exceed 10% of the aggregate expenditures on the Budget for any such two (2) week period;

(2) a report listing all of the Borrowers’ outstanding accounts receivable and accounts payable and respective agings thereof as of the last day of the immediately preceding two (2) week period;

(3) A Borrowing Base Certificate (the last such Certificate having been provided by the Borrowers to the Lender as of March 31, 2008), signed by the chief financial officer of the Operating Borrowers, reflecting, as of the last day of the immediately preceding week, the amount of Obligations compared to the Borrowing Base; and

(4) On August 1, 2008 and each Reporting Date thereafter, the Operating Borrowers shall confirm that the Operating Borrowers’ aggregate operating revenue actually received for the immediately preceding two (2) week period exceeds the Operating Borrowers’ aggregate operating expenses actually paid during such period.

l. Financial Reports.

(1) On or before June June 30, 2008, the Parent shall file its Form 10K for fiscal year ended June 30, 2007 with the Securities and Exchange Commission;

(2) On or before July 31, 2008, the Parent shall file its Form 10Qs for fiscal quarters ended September 30, 2007, December 31, 2007; and March 31, 2008 with Securities and Exchange Commission; and

(3) On or before September 30, 2008, the Parent shall file its Form 10K for fiscal year ended June 30, 2008 with Securities and Exchange Commission.

m. Payments.

(1) On the last day of each calendar month, the Borrowers shall pay the Lender interest on the then outstanding principal amount of the Revolving Credit Loans at rate equal to the Prime Rate plus one percent (1%) in arrears;

(2) On each date below, the Borrowers shall pay the following additional amounts to the Lender to be applied as a permanent reduction of the Obligations:

(A) On August 1, 2008, 50% of all Excess Cash Proceeds received by the Borrowers during the weeks beginning July 14, 2008 and July 21, 2008;

(B) On August 15, 2008, 50% of all Excess Cash Proceeds received by the Borrowers during the weeks beginning July 28, 2008 and August 4, 2008;

(C) On September 1, 2008, 50% of all Excess Cash Proceeds received by the Borrowers during the weeks beginning August 11, 2008 and August 18, 2008;

(D) On September 15, 2008, 50% of all Excess Cash Proceeds received by the Borrowers during the weeks beginning August 25, 2008 and September 1, 2008;

(E) On October 1, 2008, 50% of all Excess Cash Proceeds received by the Borrowers during the weeks beginning September 8, 2008 and September 15, 2008; and

(F) On October 15, 2008, 50% of all Excess Cash Proceeds received by the Borrowers during the weeks beginning September 22, 2008 and September 29, 2008;

provided however, that the term “Excess Cash Proceeds” as used above shall mean the Operating Borrower’s aggregate cash proceeds received during any two (2) week period noted less the Operating Borrowers’ aggregate expenses reflected on the Budget and actually paid during such period.

n. No Additional Liens or Indebtedness.  No Borrower shall become an obligor or guarantor with respect to any Indebtedness owed to any entity other than the Lender.  Further, no Borrower shall pledge any of its assets to any entity other than the Lender or allow, voluntary or involuntary, any liens or security interests to attach to any of its assets other than liens and security interests in favor of the Lender.

o. Retention of Investment Banker.  The Borrowers shall provide the Lender copies of any proposal for the engagement of an investment banker or business broker received by the Borrowers relating to any Borrower or division thereof.  On or before September 30, 2008, the Borrowers shall retain an investment banker on terms and conditions satisfactory to the Lender.  Such retention shall authorize the investment banker, on behalf of the Borrowers and its shareholders, to commence a marketing effort for all, or substantially all, of the assets of the Borrowers, to evaluate any proposals made pursuant to such efforts, to identify the highest and best proposal and facilitate such sales or other transactions on behalf of the Borrower as the Consultant may deem necessary to repay the Obligations, in full on or before the Forbearance Termination Date.

6. Conditions Precedent.  The effectiveness of this Agreement, and the Lender’s obligations hereunder, are conditioned upon the fulfillment by the Borrowers, as the case may be, of all of the following conditions precedent:

a. Delivery of Documents.  The Borrowers shall deliver to the Lender the following documents, in form and substance satisfactory to the Lender, and if such documents require signatures, then executed by the appropriate parties:

i)	This Agreement;

ii)	a Mortgage in form and substance satisfactory to the Lender duly executed by Pitt Penn;

iii)	Corporate authority documents for each Borrower regarding this Agreement; and

iv)	Such other documents as requested by the Lender.

b. Payment of Outstanding Interest.  The Borrower shall pay the Lender accrued and unpaid interest on the Loans through the date of execution of this Agreement;

c. [reserved]

d. Payment of Forbearance Fee.  The Borrower shall pay the Lender a Forbearance Fee in the aggregate amount of $25,000.00, the full amount of which shall be deemed earned by the Lender upon execution of this Agreement.  The Borrower shall pay $12,500.00 of the Forbearance Fee upon execution of this Agreement.  The balance of the Forbearance Fee shall be paid on or before the Forbearance Termination Date; and

e. Payment of Attorneys’ Fees.  The Borrower shall have paid all amounts necessary to reimburse the Lender for the reasonable fees and costs incurred by the Lender, including, without limitation, any fees and costs incurred by the Lender’s attorneys and accountants in connection with the drafting, negotiation and execution of this Agreement and the other documents executed in connection herewith.

7. Events of Default.  Each of the following shall constitute an event of default (“Event of Default”) under this Agreement:

a. Payment.  Failure of any Borrower to pay any amount as and when due hereunder or under this Agreement or the Loan Documents;

b. Representations and Warranties.  Any representation or warranty made by any of the Borrowers in this Agreement or under the Loan Documents shall be false or misleading in any material respect as of the date made;

c. Covenants.  Failure of the Borrowers to observe any covenant set forth in this Agreement or the Loan Documents;

d. Agreements Invalid.  The validity, binding nature of, or enforceability of any term or provision of this Agreement or any of the Loan Documents is disputed by, on behalf of, or in the right or name of any Borrower or any material term or provision of this Agreement or any of the Loan Documents is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction;

e. Cross-Defaults.  The occurrence of a default or event of default (other than the Specified Events of Default) under any of the Loan Documents; or

f. Material Adverse Change.  A material adverse change occurs in the financial condition or credit worthiness of any Borrower or with respect to any of the Collateral, with such determination to be made by the Lender in its sole and absolute discretion, including, but, not limited to, any change or potential change that occurs or which could occur in any Borrower’s financial condition or assets as a result of any action taken by, or on behalf of, any creditor or group of creditors of any Borrower.

8. Remedies.  An Event of Default hereunder shall constitute an Event of Default under the Loan Documents.  Upon the Forbearance Termination Date, the Lender’s obligations hereunder shall terminate, and the Lender shall have and may exercise, at its option, all of the remedies set forth herein, in any of the documents executed in connection herewith, in any of the Loan Documents and for under applicable law, including, without limitation, the following:

Confession of Judgment.  EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE LENDER, BY ITS ATTORNEY, OR THE PROTHONOTARY OR THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE FORBEARANCE TERMINATION DATE OR AT ANY TIME THEREAFTER, TO APPEAR FOR SUCH BORROWER AND CONFESS AND ENTER JUDGMENT AGAINST IT IN FAVOR OF THE LENDER FOR THE AMOUNT OF ALL OF THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, TOGETHER WITH REASONABLE COSTS OF SUIT AND WITH REASONABLE AND ACTUAL COLLECTION COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES), WITH OR WITHOUT DECLARATION, AND WITHOUT STAY OF EXECUTION, AND WITH RELEASE OF ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.  EACH BORROWER HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED.  THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED.

BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE LENDER HEREUNDER BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ANY OF ITS ASSETS CAN BE GARNISHED AND ATTACHED, EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE LENDER, UPON THE FORBEARANCE TERMINATION DATE OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST SUCH BORROWER BY CONFESSION AND ATTACHING AND GARNISHING THE ACCOUNTS AND OTHER ASSETS OF SUCH BORROWER WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING.  EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO IT BY SUCH COUNSEL.

9. Miscellaneous.

a. Ratification and Confirmation.  Except as amended and supplemented hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect and, except as expressly amended hereby, are hereby ratified and confirmed.  The Borrowers hereby ratify and confirm that the Loan Documents are valid and binding obligations and enforceable in accordance with their respective terms.  All Indebtedness to the Lender presently or hereafter outstanding under the Loan Documents shall continue to be secured by the Collateral, and this Agreement does not constitute a novation of the Loan or the Loan Documents.  All Indebtedness to the Lender is cross-defaulted and cross-collateralized with all other obligations of the Borrowers to the Lender.

b. Reaffirmation of Jury Trial Waiver Clauses.  The Borrowers reaffirm the Jury Trial Waiver clauses contained in the Loan Documents.  Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to actual damages.  EACH BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE LENDER WOULD NOT EXTEND CREDIT TO THE BORROWERS IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

c. Conflict.  In the event and to the extent of any conflict between the provisions of this Agreement or the documents executed in connection with this Agreement and the provisions of the Loan Documents, the provisions of this Agreement or the documents executed in connection with this Agreement with respect thereto shall govern.

d. Costs, Expenses and Attorneys’ Fees.  The Borrowers agree to pay, on or before the Forbearance Termination Date, all costs and expenses incurred by the Lender in connection with the negotiation, preparation, administration and/or enforcement under Loan Documents, this Agreement and all other matters related thereto, including, without limitation, all fees and out-of-pocket expenses of counsel for the Lender.  The foregoing costs, expenses and fees shall survive any termination of this Agreement.

e. Survival of Representations and Warranties.  All representations and warranties contained in this Agreement, the documents executed in connection herewith and the Loan Documents shall survive the execution of this Agreement and are material and have been or will be relied upon by the Lender, notwithstanding any investigation made by any person, entity or organization on either the Lender’s or any of the Borrowers’ behalf.  No implied representations or warranties are created or arise as a result of this Agreement.  For purposes of the foregoing, all statements in any certificate or other writing required by this Agreement to be delivered to the Lender on or after the execution of this Agreement by or on behalf of any Borrower pursuant to and in accordance with this Agreement or in connection with the transactions contemplated thereby shall be deemed to be representations and warranties contained in this Agreement.

f. No Waiver.  No failure or delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

g. Notices.  Any notice given pursuant to this Agreement, or pursuant to any other Loan Document shall be in writing, including telexes, telegrams, telecopies or electronic mail.  Notice given by telegrams, telecopies or other electronic mail, or by telex, shall be deemed to have been given and received when sent.  Notice given by overnight mail courier shall be deemed to have been given and received on the date delivered by such overnight courier.  Notice by mail shall be deemed to have been given and received three (3) days after the date deposited, when sent by certified mail, first class, postage prepaid, and addressed as follows:

If to the Borrowers:

Industrial Enterprises of America, Inc., et al.
426 Freeport Rd.
Creighton, PA 15030
Attn: James W. Margulies, CEO
Telephone:
Telecopy:

With a copy to:
Margulies & Levinson LLP
24300 Chagrin Boulevard
Cleveland, Ohio 44122
Attn: Jeffrey M. Levinson, Esquire
Telephone: 216-514-4935
Telecopy: 216-514-4936

If to the Lender:

Sovereign Bank
Two Aldwyn Lane
East Lancaster Ave. & Sproul Rd.
Villanova, PA 19085-1420
Attn: Thomas Young, VP
Telephone: 610-526-6429
Telecopy:

With a copy to:

REED SMITH LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, PA 19103-7301
Attn: Derek J. Baker, Esquire
Telephone No.: 215-851-8100
Telecopy No.: 215-851 -1420

A party may change its address by giving written notice of the changed address to the other party, as specified herein.

h. Headings.  The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Agreement.

i. Governing Law.  This Agreement and all of the Loan Documents shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania, irrespective of the governing law clauses in the Loan Documents.

j. Consent to Jurisdiction and Service of Process.  Each Borrower irrevocably appoints each and every officer of such Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth herein, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents, and, with respect to any action or proceeding respecting this Agreement, each Borrower hereby (i) consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or any the United Slates District Court in the Commonwealth of Pennsylvania by service of process on any such officer; (ii) agrees that the said courts shall have jurisdiction with respect to the subject mailer hereof and the person of each Borrower; and (iii) waives any objection that such Borrower may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  Notwithstanding the foregoing, the Lender, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which any Borrower may be found or in which any of the Borrowers’ properties or the Collateral may be located.

k. Integration.  This Agreement and the documents referred to comprising or relating to this Agreement constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

l. Amendment and Waiver.  No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

m. Successors and Assigns.  This Agreement (i) shall be binding upon the Lender and the Borrowers and upon their respective nominees, successors and assigns, and (ii) shall inure to the benefit of the Borrowers and the Lender and to their respective nominees, successors and assigns; provided however, that the Borrowers may not assign their rights hereunder or any interest herein without obtaining the prior written consent of the Lender, and any such assignment, or attempted assignment shall be void and of no effect with respect to the Lender.

n. Severability of Provisions.  Any provision of this Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

o. No Third-Party Beneficiaries.  Notwithstanding anything to the contrary contained herein, no provision of this Agreement or any other document executed in connection herewith is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

p. Indemnification.

(1) If, after receipt of any transfer or payment of all or any part of any one or all of the Obligations, the Lender is compelled to surrender such transfer or payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other documents executed in connection herewith shall continue in full force and effect, and the Borrowers shall be liable jointly and severally, for, and shall indemnify, defend and hold harmless the Lender with respect to the full amount so surrendered.

(2) The provisions of this section shall survive the termination of this Agreement and shall be and remain effective notwithstanding the payment of any or all of the Obligations to the Lender, the cancellation of any of the Loan Documents, the release of any encumbrance securing the Obligations or any other action, which the Lender may have taken in reliance upon its receipt of such payment.  Any cancellation of any of the Loan Documents, release of any encumbrance or other such action shall be deemed to have been conditioned upon any payment of any or all of the Obligations having become final and irrevocable.

q. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  This Agreement shall be deemed to have been executed and delivered when the Lender has received counterparts hereof executed by all parties listed on the signature pages below.

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed individually, or by their duly authorized officers on the date first written above.

WITNESS:	INDUSTRIAL ENTERPRISES OF AMERICA, INC.

By: Name:	By: Name: Title:

WITNESS:	UNIFIDE INDUSTRIES, LIMITED LIABILITY COMPANY

By: Name:	By: Name: Title:

WITNESS:	PITT PENN OIL CO., LLC

By: Name:	By: Name: Title:

WITNESS:	EMC PACKAGING, INC.

By: Name:	By: Name: Title:

WITNESS:	TODAYS WAY MANUFACTURING LLC

By: Name:	By: Name: Title:

(Signatures continue on following page)

WITNESS:	PITT PENN HOLDING CO., LLC

By: Name:	By: Name: Title:

WITNESS:	NEWCO

By: Name:	By: Name: Title:

SOVEREIGN LENDER

By: Name: Title: